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Exhibit 10.44


                        SHELLS SEAFOOD RESTAURANTS, INC.
                        16313 North Dale Mabry, Suite 100
                              Tampa, Florida 33618



                                                January 18, 2002


Best Que, LLC
310 Old Vine Street
Lexington, Kentucky 40507

The Lark Group LLC
310 Old Vine Street
Lexington, Kentucky 40507

Ladies and Gentlemen:

      Reference is made to that certain letter agreement ("Letter Agreement") dated as of April 17, 2001 by and among Best Que, LLC ("Best Que"), Shells Seafood Restaurants, Inc. ("Shells"), Famous Dave's Ribs, Inc. ("Famous Dave's") and The Lark Group LLC ("Lark") and to that certain Management and Licensing Agreement ("License Agreement") between Best Que and Shells with a draft date of July 7, 2001. Capitalized terms used but not defined herein shall have the meaning set forth in the Letter Agreement.

      Simultaneously with the execution and delivery of this letter, Lark and Best Que shall cause to be paid to Shells the amount of $88,815.26 ("Past Due Amounts") representing amounts now past due under the License Agreement and the Letter Agreement. Shells shall pay the Past Due Amounts to the parties entitled thereto.

      In addition, Lark and Best Que shall cause to be executed that certain Secured Promissory Note ("Note") dated as of the date hereof from Michael L. Sloane, II ("Sloane") and Best Que to Shells in the amount of $100,000.00 and Lark and Best Que shall cause the original of such Note to be delivered to Shells at its address set forth above by overnight courier scheduled for delivery on the next business day after the date hereof, with a fax copy of such Note delivered to Shells and its counsel by facsimile today. Upon receipt of the original Note, Shells shall return to Best Que the two (2) original Notes (as defined in the Letter Agreement) previously executed by Best Que with respect to the FFE located in the Florence Restaurant and the Middletown Restaurant. Shells is hereby authorized without modification of the amount of the Note or any credit thereunder and without compensation to Best Que or Lark to remove one (1) tilt skillet and one (1) dip tank from the Florence Restaurant and one (1) tilt skillet and one (1) dip tank from the Middletown Restaurant (collectively, the "Shells Equipment") and to retain the Shells Equipment as its own free and clear of any claim from Best Que or Lark. Best Que and Lark covenant and agree to permit access to the Florence Restaurant and the Middletown Restaurant by any person authorized by Shells in writing to remove the Shells
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Equipment within seven (7) days of the date hereof. The Note shall be secured by the FFE located at the Middletown Restaurant and in connection therewith, Best Que and Lark shall cause to be executed that certain Security Agreement dated the date hereof from Sloane and Best Que to Shells, together with UCC-1
Financing Statements encumbering the FFE at the Middletown Restaurant.

      By its execution of this letter, Lark hereby acknowledges and confirms to Shells that the amount evidenced by the Note continues to be secured by the Guaranty (as defined in the Note).

      No later than January 29, 2002, Best Que and Lark shall pay to Shells amounts due for December, 2001 sales taxes and for the December, 2001 License Fee for the Middletown Restaurant and the Clearwater Restaurant in the anticipated aggregate amount believed to be $12,704.53, plus any penalties and interest that accrue thereon prior to receipt of payment ("December License Fees and Sales Taxes").

      No later than February 18, 2002, Best Que and Lark shall pay to Shells amounts due under the Letter Agreement and License Agreement with respect to the Restaurants for Lease Obligations, operating expenses and the License Fee (as defined in the License Agreement ) related to the Restaurants for the month of January, 2002 ("January Operating Costs").

      Best Que and Lark covenant and agree with Shells that Best Que and/or Lark shall honor all gift certificates ("Restaurant Gift Certificates") issued in connection with operation of the Restaurants pursuant to the Letter Agreement and License Agreement by issuing immediately, upon request of a customer, a complete refund to any customer who purchased or was otherwise issued a Restaurant Gift Certificate, or, if Shells refunds to any customer the amount of any Restaurant Gift Certificate, Best Que and/or Lark shall immediately, upon request, reimburse Shells for the amount thereof and Shells shall surrender to Best Que or Lark each Restaurant Gift Certificate for which Shells receives reimbursement from Best Que or Lark.

      If the December License Fees and Sales Taxes, the January Operating Costs and/or the amounts payable on account of Restaurant Gift Certificates (collectively, "Future Fees and Costs") are not paid by Best Que and/or Lark on or prior to the date due as set forth herein, then a late fee equal to five percent (5%) of the amount due shall be immediately due and payable by Best Que and Lark, and, in addition, if the Future Fees and Costs (and any late fee imposed thereon) are not paid when due, then Best Que and Lark shall pay interest on any such past due amounts at the rate of interest set forth in the Note commencing on the date due and ending on receipt by Shells of the Future Fees and Costs (and any late fee imposed thereon) and interest then due and payable with respect thereto in immediately available Florida funds. The obligations of Best Que and Lark under this letter are joint and several. The provisions of this paragraph are in addition to any other rights and remedies available to Shells under the Letter Agreement, License Agreement, the Note, at law or in equity.

      With respect to the Middletown Restaurant, Shells is presently negotiating a termination agreement ("Termination Agreement") with Shoney's, Inc. ("Shoney's") whereby Shells would terminate its sublease with Shoney's for the Middletown Restaurant and surrender possession thereof to Shoney's. Shoney's has requested that Shells make certain representations and warranties to Shoney's relating to the Middletown Restaurant and the operations thereat prior to the effective date of the Termination Agreement. Upon request, Best Que and Lark covenant and agree to join in the Termination Agreement for the sole purpose of confirming
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and/or making to Shoney's certain representations reasonably requested by
Shoney's relating to operations at the Restaurants, Shells' subleasehold estate therefor, sales, employment and other taxes and assessments payable by Best Que under the Letter Agreement and./or License Agreement from the date of Takeover of the Middletown Restaurant until the effective date of the Termination Agreement.

      Upon receipt of the Past Due Amounts and a fax copy of the fully-executed Note and this letter, Shells shall forward to the landlord ("Florence Landlord") of the Florence Restaurant four (4) original counterparts of an Assignment and Assumption of Lease ("Florence Assignment") executed on behalf of Shells and Famous Dave's for execution of the Landlord Consent attached thereto on behalf of the Florence Landlord. Upon receipt of a fully-executed copy of the Florence Assignment (and the Landlord's Consent attached thereto), Best Que and Lark shall be permitted to commence construction at the Florence Restaurant to the extent necessary to convert the same to a "Famous Dave's" restaurant as permitted in section 9.4 of the Florence Assignment but subject to the terms of the Florence Assignment. Best Que and Lark acknowledge and agree that Shells is agreeing to execute and deliver the Florence Assignment to the Florence Landlord in consideration of the execution and delivery of this letter and the performance of the terms of this letter, without which Shells would not have executed and delivered the same.

      If the foregoing is in accordance with your understanding, execute a copy of this letter in the space provided below and return it to me today by facsimile. This letter may be executed in counterparts and/or by facsimile and the signature to any counterpart may be attached to any other counterpart by either party, however, each counterpart and facsimile shall be deemed one and the same document. This letter shall be governed by the laws of the State of Florida, without giving effect to its conflict of laws provisions.

                                          Very truly yours,
                                          Shells Seafood Restaurants, Inc.
                                          By: /s/
                                          Warren R. Nelson
                                          Executive Vice President
Acknowledged and agreed to
this 18th day of January, 2002

Best Que, LLC
By: /s/
Michael L. Sloane, II
Manager


The Lark Group LLC
By: /s/
Michael L. Sloane, II
Manager